SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 634-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 18, 2008, New York Mortgage Trust, Inc. (the “Company”) issued 1.0 million shares of its Series A Cumulative Redeemable Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), to JMP Group Inc. (NYSE: JMP) and certain of its affiliates (collectively, the “Investors”) for an aggregate purchase price of $20.0 million pursuant to that certain Stock Purchase Agreement dated as of November 30, 2007, by and among the Company and the Investors, as amended by Amendments No. 1 through 5 (collectively, the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, the Company granted the Investors an option, exercisable not later than April 4, 2008, to purchase up to an additional 1.0 million shares of the Series A Preferred Stock for $20.00 per share. The Company offered and sold the Series A Preferred Stock to the Investors in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder.

Concurrent with the closing of the Series A Preferred Stock offering on January 18, 2008, and pursuant to the Stock Purchase Agreement, the Company entered into the following agreements:

•	a registration rights agreement, by and among the Company and the Investors (the “Registration Rights Agreement”); and

•
an advisory agreement, by and among the Company, Hypotheca Capital, LLC and New York Mortgage Funding, LLC, each a wholly-owned subsidiary of the Company (the “Subsidiaries”), and JMP Asset Management LLC, an affiliate of the Investors (the “Advisory Agreement”).

The Company previously disclosed its entry into the Stock Purchase Agreement and the transactions contemplated therein in Item 1.01 of its Current Report on Form 8-K filed on December 3, 2007 (the “December 3, 2007 Form 8-K”). The descriptions of the material terms of the Stock Purchase Agreement, Registration Rights Agreement and Advisory Agreement contained in Item 1.01 of the December 3, 2007 Form 8-K are incorporated by reference herein. These descriptions of the Stock Purchase Agreement, Registration Rights Agreement and Advisory Agreement are qualified in their entirety by the full terms and conditions of each such agreement, copies of which are filed as Exhibits 10.1(a) and (b), 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 5.03 of this report is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers

Effective upon the closing of the Series A Preferred Stock offering on January 18, 2008, and pursuant to the Stock Purchase Agreement, Steven B. Schnall, Mary Dwyer Pembroke, Jerome F. Sherman and Thomas W. White resigned as directors of the Company. Concurrent with the resignation of these directors and pursuant to the Stock Purchase Agreement, James J. Fowler and Steven M. Abreu were appointed as directors of the Company. Mr. Fowler was appointed as non-executive Chairman of our Board of Directors and the Chief Investment Officer of the Subsidiaries. Mr. Fowler is a managing director of JMP Asset Management LLC and president of JMP Realty Trust, Inc., a private REIT that is externally managed by JMP Asset Management and which is one of the Investors in the Series A Preferred Stock.

In addition, effective upon the closing of the Series A Preferred Stock offering on January 18, 2008, and pursuant to the Stock Purchase Agreement, the Company entered into new employment agreements (the “New Employment Agreements”) with Steven R. Mumma, the Company’s Co-Chief Executive Officer, President and Chief Financial Officer, and David A. Akre, the Company’s Co-Chief Executive Officer, which supersede and replace the previous employment agreements with these executive officers. The descriptions of the material terms of the New Employment Agreements contained in Item 5.02 of the December 3, 2007 Form 8-K are incorporated by reference herein. The description of the New Employment Agreements is qualified in its entirety by the full terms and conditions of the New Employment Agreements, copies of which are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Company’s issuance and sale of 1.0 million shares of its Series A Preferred Stock pursuant to the Stock Purchase Agreement, the Company filed Articles Supplementary to the Company’s Charter designating the terms of the Series A Cumulative Redeemable Convertible Preferred Stock of the Company with the Maryland State Department of Assessment and Taxation on January 18, 2008. The following summary of the terms of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary to the Company’s Charter, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Rank

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks: (a) prior or senior to any class or series of common stock of the Company and any other class or series of equity securities of the Company, if the holders of Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series (“junior stock”); (b) on a parity with any class or series of equity securities of the Company if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“parity stock”); (c) junior to any class or series of equity securities of the Company if, pursuant to the specific terms of such class or series, the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series A Preferred Stock (“senior stock”); and (d) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series A Preferred Stock prior to conversion.

Dividends

Holders of Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of distributions, cumulative preferential quarterly cash dividends at the rate of the greater of (i) two and one half percent (2.5%) per quarter of the $20.00 per share liquidation preference of the Series A Preferred Stock (equivalent to a fixed annual amount of $2.00 per share) or (ii) the quotient of the quarterly dividend declared by the Company on shares of its common stock divided by the conversion price (defined below). In the event the Company fails to file a resale registration statement under the Securities Act with the Securities and Exchange Commission (“SEC”) on or before June 30, 2008 (“Registration Deadline”) pursuant to the Registration Rights Agreement, holders of Series A Preferred Stock will be entitled to receive, when and as authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of distributions, an additional cumulative preferential cash dividend at the rate of one-half percent (0.5%) per quarter of the $20.00 liquidation preference per share (equivalent to $0.10 per quarter per share) for each calendar quarter after the Registration Deadline until such resale registration statement has been filed by the Company (the “Registration Penalty Dividend”); provided, however, that such Registration Penalty Dividend will not be due and payable if a majority of the “independent” directors determine in good faith that the failure to file the resale registration statement by the Registration Deadline is due to circumstances beyond the ultimate control of the Company or the result of any action or inaction of any of the holders of the Series A Preferred Stock. Dividends will accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance and be payable quarterly in arrears on or before the last day of each January, April, July and October of each year, beginning on April 30, 2008 (each such day being hereinafter called a "Dividend Payment Date") to holders of record of the Series A Preferred Stock at the close of business on the last business day of March, June, September and December immediately preceding such Dividend Payment Date. The first dividend will be payable based on a full quarter. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Stock shall not be entitled to receive any dividends in excess of cumulative dividends on the Series A Preferred Stock and no interest shall be paid in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

When dividends are not paid in full upon the Series A Preferred Stock or any other class or series of parity stock, all dividends declared upon the Series A Preferred Stock and any other class or series of parity stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Stock and the parity stock. Except as set forth in the preceding sentence, unless dividends on the Series A Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends will be declared or paid or set aside for payment by the Company with respect to any class or series of parity stock. Unless full cumulative dividends on the Series A Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (or other cash or property) will be declared or paid or set apart for payment by the Company with respect to any shares of junior stock, nor shall any shares of junior stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration. Notwithstanding the above, the Company is not prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of parity stock or (ii) redeeming, purchasing or otherwise acquiring any parity stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain the Company’s qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended.

No dividends on shares of Series A Preferred Stock may be declared by the Board of Directors of the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any payment or distribution by the Company shall be made to or set apart for the holders of any shares of junior stock, the holders of shares of Series A Preferred Stock will be entitled to receive a liquidation preference of $20.00 per share (the “Liquidation Preference”), plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders. Until the holders of the Series A Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment shall be made to any holder of junior stock upon the liquidation, dissolution or winding up of the Company.

If upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of parity stock, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Stock and any such other holder of parity stock ratably in the same proportion as the respective amounts that would be payable on the Series A Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the Company shall not include a consolidation or merger of the Company with one or more corporations, a sale, lease, conveyance or transfer of all or substantially all of the Company’s assets or business, or a statutory share exchange.

Upon any liquidation, dissolution or winding up of the Company, after payment has been made in full to the holders of Series A Preferred Stock and any holders of parity stock, any other series or class or classes of junior stock will be entitled to receive any and all assets remaining to be paid or distributed.

Redemption

Except as set forth below under “Special Optional Redemption by Company” or “Special Optional Redemption by Holders” or certain other exceptions, the Series A Preferred Stock is not redeemable prior to December 31, 2010. To the extent any shares of the Series A Preferred Stock are not converted into shares of the Company’s common stock, or Company common stock, as set forth below, the Company will redeem the Series A Preferred Stock, in whole but not in part, on or about December 31, 2010 at a cash redemption price equal to 100% of the Liquidation Preference, plus all accrued and unpaid dividends to the date fixed for redemption (the “redemption date”). If full cumulative dividends on all outstanding Series A Preferred Stock have not been paid or declared and set apart for payment, no Series A Preferred Stock may be redeemed unless all outstanding Series A Preferred Stock are simultaneously redeemed.

Special Optional Redemption by Company

At any time following a Change of Control Optional Conversion Termination Date (as defined in the Articles Supplementary), the Company will have the option upon written notice to the holders of record of the then outstanding shares of Series A Preferred Stock (in accordance with the notice requirements provided in the Articles Supplementary) to redeem the then outstanding shares of Series A Preferred Stock, in whole but not in part, within 90 days after the Change of Control Optional Conversion Termination Date, for a cash redemption price equal to 100% of the Liquidation Preference, plus all accrued and unpaid dividends to the redemption date. Upon any redemption of the Series A Preferred Stock pursuant to this special optional redemption by the Company, the Company will pay any accrued and unpaid dividends to the redemption date, whether or not authorized, unless the redemption date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, in which case each holder of the Series A Preferred Stock at the close of business on such dividend payment record date will be entitled to the distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before the Dividend Payment Date. A “change of control” has the meaning ascribed to it in the Articles Supplementary.

Special Optional Redemption by Holders

In the event the Company fails to issue and sell Company common stock that generates aggregate gross proceeds to the Company, before underwriting discounts and commissions, placement fees and offering expenses, of $50 million by September 30, 2008, then the holders of Series A Preferred Stock have the right to redeem the Series A Preferred Stock in exchange for, at the option of the Company, (x) cash equal to the Liquidation Preference, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the redemption date, or (y) senior notes equal in value to the Liquidation Preference per share, maturing on December 31, 2010, bearing an annual interest rate of ten percent (10%) and on other terms reasonably satisfactory to the holders of the Series A Preferred Stock, plus an amount equal to all accumulated, accrued and unpaid dividends to the redemption date.

Conversion

Optional Conversion

Subject to the requirements sets forth in the Articles Supplementary for such conversion, a holder of any shares of the Series A Preferred Stock has the right, at its option, to convert all or any portion of its outstanding Series A Preferred Stock (the “Optional Conversion Right”), into the number of fully paid and non-assessable shares of Company common stock at a conversion rate of one share of common stock per $4.00 liquidation preference (the “Conversion Rate”), which is equivalent to a conversion price of approximately $4.00 per share of Company common stock (the “Conversion Price”) (subject to adjustment as described below). Such holder shall surrender to the Company such shares of Series A Preferred Stock to be converted in accordance with the provisions set forth in the Articles Supplementary.

If a holder of shares of Series A Preferred Stock exercises its Optional Conversion Right, upon delivery of the Series A Preferred Stock for conversion, those shares of Series A Preferred Stock shall cease to cumulate dividends as of the end of the day immediately preceding the conversion date (as defined in the Articles Supplementary) and the holder shall not receive any cash payment representing accrued and unpaid dividends of the Series A Preferred Stock, except in those limited circumstances discussed below. Except as provided below, the Company will make no payment for accrued and unpaid dividends, whether or not in arrears, on the Series A Preferred Stock converted at a holder’s election pursuant to a conversion right, or for dividends on shares of Company common stock issued upon such conversion.

•
if the Company receives a conversion notice after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date shall receive on that Dividend Payment Date accrued dividends on those shares of Series A Preferred Stock, notwithstanding the conversion of those shares of Series A Preferred Stock prior to that Dividend Payment Date; provided, however, that at the time that such holder surrenders the Series A Preferred Stock for conversion, the holder shall pay to the Company an amount equal to the dividend that has accrued and that shall be paid on the related Dividend Payment Date; and

•
a holder of shares of Series A Preferred Stock on a Dividend Record Date who exercises its Optional Conversion Right and converts such Series A Preferred Stock into Company common stock on or after the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such Series A Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of the Series A Preferred Stock.

However, if the Company receives a conversion notice before the close of business on a Dividend Record Date, the holder shall not be entitled to receive any portion of the dividend payable on such converted Series A Preferred Stock on the corresponding Dividend Payment Date.

Mandatory Conversion

Each outstanding share of Series A Preferred Stock will be converted into the number of fully paid and non-assessable shares of Company common stock at the Conversion Rate (subject to adjustment as described below) upon satisfaction of the following conditions (the “Mandatory Conversion”):

•
the Company has obtained the requisite approval(s), if any, of its common stockholders in connection with the issuance of the Series A Preferred Stock or any Company common stock issuable upon conversion of such shares of Series A Preferred Stock;

•	the resale registration statement has been declared effective by the SEC; and

•
the number of shares of Company common stock issuable upon conversion of the outstanding shares of Series A Preferred Stock equal a number that is less than ten percent (10%) of the Company’s then outstanding common stock.

provided, however, that no such Mandatory Conversion will occur if such conversion would result in the Company being consolidated for accounting purposes as a subsidiary of JMP Group, Inc. Upon exercise of the Mandatory Conversion right and the surrender of shares of the Series A Preferred Stock by a holder thereof, the Company will issue and deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order, certificates representing the number of validly issued, fully paid and non-assessable shares of Company common stock to which a holder of shares of Series A Preferred Stock being converted, or a holder’s transferee, shall be entitled.

To exercise this Mandatory Conversion right, the Company must issue a press release prior to the opening of business on any trading day not more than five trading days following any date on which the Company becomes aware that the conditions set forth above for the Mandatory Conversion have been satisfied, announcing the satisfaction of the Mandatory Conversion conditions. The conversion date (the “Mandatory Conversion Date”) will be on the date that is five trading days after the date on which the Company issues such press release. Each conversion shall be deemed to have been made at the close of business on the Mandatory Conversion Date so that the rights of the holder thereof as to the Series A Preferred Stock being converted shall cease except for the right to receive the number of fully paid and non-assessable shares of Company common stock at the Conversion Rate (subject to adjustment as described below), and the person entitled to receive shares of Company common stock will be treated for all purposes as having become the record holder of those shares of common stock at that time.

If the Company exercises the Mandatory Conversion right and the Mandatory Conversion Date is a date that is on, or after the close of business on, any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, all dividends, including accrued and unpaid dividends, whether or not in arrears, with respect to the Series A Preferred Stock called for conversion on such date, will be payable on such Dividend Payment Date to the record holder of such shares on such record date. However, if the Company exercises the Mandatory Conversion right and the Mandatory Conversion Date is a date that is prior to the close of business on any Dividend Record Date, the holder shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date; provided, however, that all unpaid dividends that are in arrears as of the Mandatory Conversion Date will be payable to the holder of the Series A Preferred Stock.

Conversion Rate Adjustments

If the Company shall, at any time or from time to time after the original issue date of the Series A Preferred Stock while any shares of Series A Preferred Stock are outstanding, effect one or more stock dividends, stock split-ups (including reverse splits), subdivisions or consolidations of shares of Company common stock, the Conversion Rate shall be appropriately adjusted to reflect such stock dividends, stock split-ups, subdivisions or consolidations of shares of common stock. In addition, if during the period in which shares of the Series A Preferred Stock remain outstanding the Company issues or sells any shares of common stock (excluding any equity awards granted under the Company’s 2005 Stock Incentive Plan) for a price per share that is less than the Conversion Price at the time of such issuance or sale, the Conversion Rate immediately will be adjusted by multiplying the Conversion Rate by the quotient of (x) the Conversion Price at the time of such issuance or sale divided by (y) the product of the Conversion Price at the time of such issuance or sale multiplied by (a) an amount equal to the sum of (i) the number of shares of common stock outstanding and deemed to be outstanding immediately prior to such sale plus the number of shares of common stock to be issued upon such issuance or sale multiplied by the Conversion Price at the time of such issuance or sale and (ii) the total consideration received and deemed to be received by the Company upon such issuance and sale and (b) dividing the result by an amount equal to (i) the sum of (A) the amount determined in (a) and (B) the product of the number of shares issued or sold multiplied by the Conversion Price at the time of such issuance or sale, minus (ii) the consideration received.

Voting Rights

Holders of the Series A Preferred Stock have the same voting rights as holders of Company common stock and will vote together with holders of common stock as a single class, except as set forth below.

If and whenever distributions on any shares of Series A Preferred Stock or any series or class of parity stock are in arrears for six or more quarterly periods (whether or not consecutive), the number of directors then constituting the Board of Directors will be increased by two and the holders of such shares of Series A Preferred Stock (voting together as a single class with all other shares of parity stock of any other class or series which is entitled to similar voting rights (excluding common stock (the “Voting Preferred Stock’’)), will be entitled to vote for the election of the two additional directors of the Company at any annual meeting of stockholders or at a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Stock called for that purpose. The Company must call such special meeting upon the request of any holder of record of shares of Series A Preferred Stock. Whenever dividends in arrears on outstanding shares of the Series A Preferred Stock and the Voting Preferred Stock have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock to elect such additional two directors will cease and the terms of office of such directors will terminate, with the number of directors constituting the Board of Directors being reduced accordingly.

The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and the holders of all other classes or series of preferred stock of the Company entitled to vote on such matters, voting as a single class, will be required to (i) authorize the creation of, the increase in the authorized amount of, or issuance of any shares of any class of senior stock or any security convertible into shares of any class of senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, the Charter, including the Articles Supplementary for the Series A Preferred Stock, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series A Preferred Stock. The amendment of the Charter to authorize, create, or increase the authorized amount of junior stock or any class of parity stock, is not deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Stock.

With respect to the exercise of the above described voting rights, each share of Series A Preferred Stock is entitled to a number of votes equal to the Conversion Rate then in effect. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Item 7.01. Regulation FD Disclosure.

On January 22, 2008, the Company issued a press release announcing, among other things, that it had completed the issuance and sale of $20.0 million of its Series A Preferred Stock to JMP Group Inc. and certain of its affiliates. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of Series A Cumulative Redeemable Convertible Preferred Stock of New York Mortgage Trust, Inc.

4.2	Form of Series A Cumulative Redeemable Convertible Preferred Stock Certificate.

10.1(a)	Stock Purchase Agreement, by and among New York Mortgage Trust, Inc. and the Investors listed on Schedule I thereto, dated as of November 30, 2007.

10.1(b)	Amendment No. 5 to Stock Purchase Agreement, by and among New York Mortgage Trust, Inc. and the Investors listed on Schedule I to the Stock Purchase Agreement, dated as of January 18, 2008.

10.2	Registration Rights Agreement, by and among New York Mortgage Trust, Inc. and the Investors listed on Schedule I to the Stock Purchase Agreement, dated as of January 18, 2008.

10.3	Advisory Agreement, by and among New York Mortgage Trust, Inc., Hypotheca Capital, LLC, New York Mortgage Funding, LLC and JMP Asset Management LLC, dated as of January 18, 2008.

10.4	Employment Agreement, by and between New York Mortgage Trust, Inc. and David A. Akre, dated as of January 18, 2008.

10.5	Employment Agreement, by and between New York Mortgage Trust, Inc. and Steven R. Mumma, dated as of January 18, 2008.

99.1	Press Release dated January 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: January 25, 2008	By:	/s/ Steven R. Mumma
Steven R. Mumma
President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of Series A Cumulative Redeemable Convertible Preferred Stock of New York Mortgage Trust, Inc.

4.2	Form of Series A Cumulative Redeemable Convertible Preferred Stock Certificate.

10.1(a)	Stock Purchase Agreement, by and among New York Mortgage Trust, Inc. and the Investors listed on Schedule I thereto, dated as of November 30, 2007.

10.1(b)	Amendment No. 5 to Stock Purchase Agreement, by and among New York Mortgage Trust, Inc. and the Investors listed on Schedule I to the Stock Purchase Agreement, dated as of January 18, 2008.

10.2	Registration Rights Agreement, by and among New York Mortgage Trust, Inc. and the Investors listed on Schedule I to the Stock Purchase Agreement, dated as of January 18, 2008.

10.3	Advisory Agreement, by and among New York Mortgage Trust, Inc., Hypotheca Capital, LLC, New York Mortgage Funding, LLC and JMP Asset Management LLC, dated as of January 18, 2008.

10.4	Employment Agreement, by and between New York Mortgage Trust, Inc. and David A. Akre, dated as of January 18, 2008.

10.5	Employment Agreement, by and between New York Mortgage Trust, Inc. and Steven R. Mumma, dated as of January 18, 2008.

99.1	Press Release dated January 22, 2008.